Exhibit 99.1

OptimizeRx Reports Fourth Quarter and Full Year 2019 Results; Full Year Revenue up 16% to a Record $24.6 Million

ROCHESTER, Mich. – February 27, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, reported results for the fourth quarter and year ended December 31, 2019, with all comparisons to the same year-ago period unless otherwise noted.

Financial and Operational Highlights

●	Total revenue in Q4 2019 increased 12% to a record $7.4 million.

●	Total revenue for the full year 2019 was up 16% to a record $24.6 million, with gross margin improving 520 basis points from 57.6% to 62.8% due to a more favorable product mix.

●	Cash and cash equivalents totaled $18.9 million at December 31, 2019.

●	Acquired digital therapeutics SaaS platform provider, RMDY Health, adding three new client segments to OptimizeRx’s existing patient engagement platform: payers, medtech and medical associations.

●	Launched newly integrated platform and secured several enterprise deals to more effectively address the need for greater patient-provider-pharma-payer collaboration and improvement in medication affordability and adherence.

●	Signed an exclusive three year agreement with NewCrop, a provider of integrated electronic prescribing software, to deliver real-time digital health messages to NewCrop’s e-prescribing network of more than 65,000 healthcare professionals.

Q4 2019 Financial Summary

Net revenue in the fourth quarter of 2019 increased 12% to a record $7.4 million from $6.6 million in the same year-ago quarter. The quarterly increase was primarily due to increased sales of messaging and patient engagement solutions.

Over the last year the company has introduced and acquired products and services that have diversified its customer base and revenue streams.

Gross margin in the fourth quarter of 2019 was 60.6% versus 62.2% in the year-ago quarter. The decrease in gross margin was due to a shift in product mix. The company expects to maintain gross margins of at least 60% on a quarterly basis.

Operating expenses in the fourth quarter of 2019 totaled $6.8 million, increasing from $4.2 million in the same year-ago quarter. The increase was due to additional expenses related to the company’s growth initiatives, including its introduced and acquired products and services such as patient engagement solutions, as well as new hires over the last year. Expenses related to the company’s recent acquisition of RMDY Health totaled approximately $0.8 million in the fourth quarter of 2019.

Net loss on a GAAP basis in the fourth quarter of 2019 totaled $2.0 million or $(0.14) per share, as compared to net loss of $110,000 or $(0.01) per share in the year-ago quarter.

Non-GAAP net loss for the fourth quarter of 2019 was $399,000 or $(0.03) per basic and diluted share, compared to non-GAAP net income of $1.4 million or $0.11 per diluted share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to return to profitability as its revenue grows, one-time expenses related to investments in growth initiatives or non-cash charges could result in a loss in any given quarter.

Cash and cash equivalents totaled $18.9 million at December 31, 2019, as compared to $29.8 million at September 30, 2019 with the majority of the decrease related to the acquisition of RMDY Health. The company has continued to operate debt-free and expects to remain cash-flow positive on a quarterly basis for the foreseeable future.

Full Year 2019 Financial Summary

Net revenue in 2019 increased 16% to a record $24.6 million compared to $21.2 million in 2018. The increase was primarily due to increased pharmaceutical brands, an increased distribution network, strong growth in the company’s messaging and patient engagement solutions.

Gross margin in 2019 improved to 62.8% versus 57.6% in 2018. The improvement was due to a favorable shift in product mix, including an increase in patient engagement revenues that have a much lower cost of sales.

Operating expenses increased to $19.1 million in 2019 as compared to $12.0 million in 2018. The increase was due to additional expenses related to the company’s growth initiatives, including its introduced and acquired products and services such as patient engagement solutions, as well as new hires within the last year to drive growth for 2020.

Net loss on a GAAP basis totaled $3.1 million or $(0.23) per basic and diluted share in 2019, as compared to a net income of $0.2 million or $0.02 per basic and diluted share in 2018.

For the full year, non-GAAP net income totaled $937,000 or $0.07 per basic and diluted share, which compares non-GAAP net income of $3.7 million or $0.31 per diluted share in the year-ago period.

Management Commentary

“Our topline growth in Q4 and the full year was driven largely by our newer messaging solutions, such as patient engagement,” said OptimizeRx CEO, William Febbo. “During the year, we invested heavily to position the company for strong topline growth. We expanded our commercial team and scaled our client base beyond pharma to include payer, medical device and care management companies. We introduced and acquired new products and services, diversified our revenue streams, and expanded the exclusive partners within our point of care network by adding more than 65,000 healthcare professionals.

“Today, we have the nation’s largest point of care network for our clients along with a complete set of solutions designed to assure greater adherence, affordability and patient engagement—all of which represent enormous market opportunities.

“Armed with this comprehensive solution set, we are not only better able to address our existing HCP messaging market, but we can now address the patient engagement, digital therapeutics and care management markets. This takes our total addressable market into the billions of dollars. We sit squarely at the intersection of these large and growing markets with a uniquely powerful digital health platform that can scale along the support of fantastic partners and leading pharma clients.

“The power of our platform lies in how we close the communication gap between pharma, payers, physicians and patients like no other solution on the market. Closing this gap with digital solutions has become increasingly important, especially with the wave of new specialty medications coming onto the market and the increasing value being placed on the patient journey when it comes to medication adherence. Better communication translates into better outcomes for patients, lower costs to payers, and for pharma a more engaged field of doctors and patients.

“For OptimizeRx, our integrated platform approach allows us to expand within existing clients and address the needs of a much larger group of potential enterprise clients. This has become evident in the growth of our average deal size, which has increased from around $130,000 in 2018 to more than $300,000 coming into 2020. These deals also involve an increasing portion of recurring SaaS revenue and even stickier enterprise engagements.

“Looking ahead, we remain focused on driving revenue growth from our core solutions, expanding our network, and seeking solid M&A and partnership opportunities. We expect the results from these initiatives along with our expanded commercial team to drive continued adoption of our health platform across our entire client base in 2020, with this resulting in another year of record growth and market expansion.”

Conference Call

OptimizeRx management will host a conference call later today to discuss these fourth quarter 2019 results, followed by a question and answer period.

Date: Thursday, February 27, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-220-8451

International dial-in number: 1-323-794-2588

Conference ID: 2951536

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 19, 2020, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 2951536

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures. Starting this quarter, the company changed its definition of non-GAAP net income (loss) and non-GAAP earnings per share or non-GAAP EPS to include acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three and 12-month periods ended December 31, 2019 and 2018.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications digital care management platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OPTIMIZERx CORPORATION

Consolidated Balance Sheets as of

December 31, 2019 and 2018

	December 31, 2019 Unaudited	December 31, 2018
ASSETS

Current Assets
Cash and cash equivalents	$18,852,680	$8,914,034
Accounts receivable	7,418,025	6,457,841
Prepaid expenses	871,043	360,146
Total Current Assets	27,141,748	15,732,021
Property and equipment, net	176,014	149,330
Other Assets
Goodwill	14,740,031	3,678,513
Technology Assets, net	6,238,453	104,820
Patent rights, net	2,550,587	2,766,944
Right of use assets, net	559,863	-
Other intangible assets, net	5,151,102	2,387,303
Security deposits and other assets	80,727	235,647
Total Other Assets	29,320,763	9,173,227
TOTAL ASSETS	$56,638,525	$25,054,578

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable – trade	$492,995	$411,010
Accrued expenses	1,800,635	1,300,882
Revenue share payable	1,618,438	1,908,616
Current portion of lease liabilities	115,431	-
Current portion of contingent purchase price payable	1,500,000	-
Deferred revenue	580,014	610,625
Total Current Liabilities	6,107,513	4,231,133
Non-current Liabilities
Lease obligations, net of current portion	448,753	-
Contingent purchase price payable	5,220,000	2,365,000
Total Liabilities	5,668,753	2,365,000
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at December 31, 2019 and 2018,	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 14,600,579 and 12,038,618 shares issued and outstanding at December 31, 2019 and 2018, respectively	14,601	12,039
Additional paid-in-capital	78,272,268	48,725,211
Accumulated deficit	(33,424,610)	(30,278,805)
Total Stockholders’ Equity	44,862,259	18,458,445
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,638,525	$25,054,578

OPTIMIZERx CORPORATION

Consolidated Statements of Operations

	For the year ended December 31, 2019 (Unaudited)	For the year ended December 31, 2018	For the quarter ended December 31, 2019 (Unaudited)	For the quarter ended, December 31, 2018 (Unaudited)
Revenue	$24,598,274	$21,206,363	$7,379,782	$6,579,268
Cost of sales	9,158,699	8,999,666	2,906,933	2,485,855
Gross margin	15,439,575	12,206,697	4,472,849	4,093,413

Operating expenses
Stock-based compensation	2,260,298	2,520,852	490,578	798,866
Depreciation and amortization	1,282,787	316,502	536,859	153,085
Other general and administrative expenses	15,590,054	9,189,211	5,763,874	3,266,909
Total operating expenses	19,133,139	12,026,565	6,791,311	4,218,860
Income (loss) from operations	(3,693,564)	180,132	(2,318,462)	(125,447)
Other income
Interest income	288,028	46,212	95,722	15,533
Change in fair value of contingent consideration	(635,000)	-	(660,000)	-
Total other income	(346,972)	46,212	(564,278)	15,533
Income (loss) before provision for income taxes	(4,040,536)	226,344	(2,882,740)	(109,914)
Income tax (expense) benefit	897,960	-	897,960	-
Net income (loss)	$(3,142,576)	$226,344	$(1,984,780)	$(109,914)
Weighted average number of shares outstanding - basic	13,387,863	10,832,209	14,548,910	12,013,771
Weighted average number of shares outstanding - diluted	13,387,863	11,862,991	14,548,910	12,013,771
Net income (loss) per share - basic	$(0.23)	$0.02	$(0.14)	$(0.01)
Net income (loss) per share – diluted	$(0.23)	$0.02	$(0.14)	$(0.01)

OPTIMIZERx CORPORATION

Consolidated Statements of Cash Flows for the Years

Ended December 31, 2019 and 2018

	For the year ended December 31, 2019 (Unaudited)	For the year ended December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	$(3,142,576)	$226,344
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,282,787	316,502
Loss on disposal of assets	-	2,401
Stock-based compensation	2,260,298	2,520,845
Income tax benefit	(897,960)	-
Change in fair value of contingent consideration	635,000	-
Changes in:
Accounts receivable	(548,830)	(2,789,252)
Prepaid expenses	(343,838)	(319,754)
Accounts payable	(46,249)	(83,319)
Revenue share payable	(290,178)	730,810
Accrued expenses	(538,639)	226,535
Deferred revenue	(30,611)	(38,557)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,660,796)	792,555
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(87,717)	(34,362)
Acquisition of intangible assets	(1,500,000)	(56,651)
Cash paid in acquisition, net of cash acquired	(8,994,369)	(5,595,820)
NET CASH USED IN INVESTING ACTIVITIES	(10,582,086)	(5,686,833)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	21,303,826	8,164,475
Proceeds from exercise of stock options	877,702	521,264
Redemption of common stock	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,181,528	8,685,739
NET INCREASE IN CASH AND CASH EQUIVALENTS	9,938,646	3,791,461
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	8,914,034	5,122,573
CASH AND CASH EQUIVALENTS – END OF PERIOD	$18,852,680	$8,914,034
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Exercise of stock warrants	$-	$1,286,424
Lease liabilities arising from right of use assets	672,809	-
Common stock issued for debt	$-	$447,000
Shares issued in connection with acquisitions	$500,000	$500,000
Non-cash effect of cumulative adjustments to accumulated deficit	$3,229	$142,027

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$(1,987,780)	$(109,914)	$(3,142,576)	$226,344
Depreciation and amortization	536,859	153,085	1,282,787	316,502
Stock-based compensation	490,578	798,866	2,260,298	2,520,852
Acquisition expenses	799,623	607,670	799,623	607,670
Income or loss related to the fair value of contingent consideration	660,000	-	635,000	-
Deferred income taxes	(897,960)	-	(897,960)	-
Non-GAAP net income (loss)	$(398,680)	$1,449,707	$937,172	$3,671,368

Non-GAAP net income (loss) per share
Basic	$(0.03)	$0.12	$0.07	$0.34
Diluted	$(0.03)	$0.11	$0.07	$0.31
Weighted average shares outstanding:
Basic	14,548,910	12,013,771	13,387,863	10,832,209
Diluted	14,548,910	13,217,534	14,279,087	11,862,991

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team